                                                                     EXHIBIT 4.2

                            ATRIX LABORATORIES, INC.
                         NONQUALIFIED STOCK OPTION PLAN

A.       Purpose and Scope

         The purposes of this Plan are to encourage stock ownership by consultants, other independent contractors and other designated persons who are not employees (collectively, "Consultants") of Atrix Laboratories, Inc. (herein called the "Company") and to provide an incentive for such persons to expand and improve the profits and prosperity of the Company through the grant of Options to purchase shares of the Stock as hereinafter defined.

B.       Definitions

         Unless otherwise required by the context:

         1. "Board" shall mean the Board of Directors of the Company.

         2. "Committee" shall mean the Compensation Committee, which is appointed by the Board, and which shall be composed of members of the Board.

         3. "Company" shall mean Atrix Laboratories, Inc., a Delaware corporation.

         4. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         5. "Option" shall mean a right to purchase Stock, granted pursuant to the Plan.

         6. "Option Price" shall mean the purchase price for Stock under an Option, as determined in Section F below.

         7. "Participant" shall mean a Consultant to whom an Option is granted under the Plan.

         8. "Plan" shall mean this Atrix Laboratories, Inc. Nonqualified Stock Option Plan.

         9. "Stock" shall mean the common stock of the Company, $.001 par value.

C.       Stock Subject to Options

         Subject to the provisions of Section L of the Plan, the maximum number of shares of Stock that may be optioned or sold under the Plan is 50,000 shares. Such shares may be treasury, or authorized, but unissued, shares of Stock of the Company.

D.       Administration

         The Plan shall be administered by the Committee. The Committee shall be responsible to the Board for the operation of the Plan, and shall make recommendations to the Board with respect to participation in the Plan by Consultants, and with respect to the extent of that participation. The interpretation and construction of any provision of the Plan by the Committee shall be final, unless otherwise determined by the Board. No member of the Board or the Committee shall be liable for any action or determination concerning the Plan made by him in good faith.

E.       Eligibility

         The Board, upon recommendation of the Committee, may grant Options to any Consultant which the Committee in its discretion shall designate. Options granted at different times need not contain similar provisions.

F.       Option Price

         The purchase price for Stock under each Option shall be designated by the Committee in its discretion.

G.       Terms and Conditions of Options

         Options granted pursuant to the Plan shall be authorized by the Board and shall be evidenced by agreements in such form as the Board, upon recommendation of the Committee, shall from time to time approve. Such agreements shall comply with and be subject to the following terms and conditions:

         1. Consulting Agreement. The Board may, in its discretion, include in any Option granted under the Plan a condition that the Participant shall agree to render services to the Company for a period of time (specified in the agreement) following the date the Option is granted. No such agreement shall impose upon the Company, however, any additional obligation to retain the Participant for any period of time.

         2. Time and Method of Payment. The Option Price shall be paid in full in cash at the time an Option is exercised under the Plan. Otherwise, an exercise of any Option granted under the Plan shall be invalid and of no effect. Promptly after the exercise of an Option and the payment of the full Option Price, the Participant shall be entitled to the issuance of a stock certificate evidencing his ownership of such Stock. A Participant shall have none of the rights of a shareholder until shares are issued to him, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

         3. Number of Shares. Each Option shall state the total number of shares of Stock to which it pertains.

         4. Option Period and Limitations on Exercise of Options. The Committee shall, in its discretion, designate the periods of time during which an Option may be exercised and such conditions to exercise as the Committee may deem appropriate. No Option may be exercised after the expiration of ten years from the date it is granted. No Option may be exercised for a fractional share of Stock.

H.       Termination of Consulting Agreements

         Except as provided in Section I below and except to the extent the Committee shall otherwise designate, in the event of any termination of the consulting or other agreement between the Participant and the Company all Options which had not been exercised as of the date of such termination shall immediately expire.

I.       Rights in Event of Death

         If a Participant dies while retained by the Company and without having fully exercised his Options, the executors or administrators, or legatees or heirs, of his estate shall have the right to exercise such Options to the extent that such deceased Participant was entitled to exercise the Options on the date of his death; provided, however, that in no event shall the Options be exercisable more than two years from the date of the Participant's death.

J.       No Obligations to Exercise Option

         The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

K.       Nonassignability

         Options shall not be transferable other than by will or by the laws of descent and distribution, and during a Participant's lifetime shall be exercisable only by such Participant.

L.       Effect of Change in Stock Subject to the Plan

         The aggregate number of shares of Stock available for Options under the Plan, the shares subject to any Option and the price per share shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Stock subsequent to the effective date of the Plan resulting from (1) a subdivision or consolidation of shares or any other capital adjustment, (2) the payment of a stock dividend, or (3) other increase or decrease in such shares effected without receipt of consideration by the Company. If the Company shall be the surviving corporation in any merger or consolidation, any Option shall pertain, apply, and relate to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled after the merger or consolidation. Upon dissolution or liquidation of the Company, or upon a merger or consolidation in which the Company is not the surviving corporation, all Options outstanding under the Plan shall terminate; provided, however, that each Participant (and each other person entitled under Section I to exercise an Option) shall have the right, immediately prior to such dissolution or liquidation, or such merger or consolidation, to exercise such Participant's Options in whole or in part, but only to the extent that such Options are otherwise exercisable under the terms of the Plan.

M.       Amendment and Termination

         The Board, by resolution, may terminate, amend, or revise the Plan with respect to any shares as to which Options have not been granted. Neither the Board nor the Committee may, without the consent of the holder of an Option, alter or impair any Option previously granted under the Plan, except as authorized herein. Unless sooner terminated, the Plan shall remain in effect for a period of ten years from the date of the Plan's adoption by the Board. Termination of the Plan shall not affect any Option previously granted.

N.       Agreement and Representation of Consultants

         As a condition to the exercise of any portion of an Option, the Company may require the person exercising such Option to represent and warrant at the time of such exercise that any shares of Stock acquired at exercise are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

O.       Reservation of Shares of Stock

         The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of its Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.

P.       Effective Date of Plan

         The Plan shall be effective from the date that the Plan is approved by the Board.

                            ATRIX LABORATORIES, INC.
                                 FIRST AMENDMENT
                                       TO
                         NONQUALIFIED STOCK OPTION PLAN


         This First Amendment (the "First Amendment") to the Nonqualified Stock Option Plan (the "Plan") of Atrix Laboratories, Inc. (the "Company") amends Section C of the Plan. This First Amendment has been duly adopted by the Board of Directors of the Company by unanimous written consent dated October 16, 1995.

         Section C of the Plan is hereby amended in its entirety to read as follows:

C.       Stock Subject to Options

         Subject to the provisions of Section L of the Plan, the maximum number of shares of Stock that may be optioned or sold under the Plan is 100,000 shares. Such shares may be treasury, or authorized, but unissued, shares of Stock of the Company.

         All other terms and provisions set forth in the Plan shall remain in full force and effect.


                  IN WITNESS WHEREOF, the undersigned have acknowledged this First Amendment as of the day of October, 1995.

                                 ATRIX LABORATORIES, INC.



ATTEST:                          By:    /s/ John E. Urheim
                                        ----------------------------------------
                                        John E. Urheim, Vice Chairman and Chief
                                        Executive Officer

By:  /s/ Kimberly A. Marks
     ----------------------------------
     Kimberly A. Marks, Assistant
     Secretary and Corporate Controller

                              SECOND AMENDMENT TO
                          THE ATRIX LABORATORIES, INC.
                         NONQUALIFIED STOCK OPTION PLAN

         This Second Amendment ("Amendment") to Atrix Laboratories, Inc.'s (the "Company") Nonqualified Stock Option Plan (the "Plan") is dated as of this 27th day of April, 1998.

                                    RECITALS

         WHEREAS, the Plan was duly adopted by the Board of Directors of the Company and was subsequently amended by the Board of Directors on October 16, 1995.

         WHEREAS, the Company desires to further amend the Plan on the terms and conditions set forth herein.

                                     * * *

1. Section B of the Plan is hereby amended in its entirety to read as follows:

         B.       Definitions

         Unless otherwise required by the context:

         1. "Administrator" means the Board or any of its Committee(s) administering the Plan, in accordance with Section D of the Plan.

         2. "Applicable Laws" means the legal requirements relating to the administration of stock option and equity incentive plans under applicable state of Delaware corporate and securities laws and under the Code.

         3. "Board" shall mean the Board of Directors of the Company.

         4. "Committee" means a Committee appointed by the Board in accordance with Section D of the Plan.

         5. "Common Stock" means the Common Stock of the Company which is traded on an approved securities market pursuant to the Exchange Act.

         6. "Company" shall mean Atrix Laboratories, Inc., a Delaware corporation.

         7. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         8. "Director" means a member of the Board.

         9. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         10. "Fair Market Value" means, as of a specified date, the value of Common Stock determined by the Administrator as follows:

                  (i) If the Common Stock is listed on any established stock exchange or quoted on a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange (or, if listed on more than one exchange, the exchange with the greatest volume of trading in Common Stock) or system on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable; or

                  (ii) If the Common Stock is quoted on the NASDAQ System (but is not included on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the closing bid and closing asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable.

         11. "Nonstatutory Stock Option" means an Option that is not an Incentive Stock Option.

         12. "Notice of Grant" means a written notice evidencing certain terms and conditions of an individual Option. The Notice of Grant is part of the Option Agreement.

         13. "Option" shall mean a Stock Option granted pursuant to the Plan.

         14. "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

         15. "Option Price" shall mean the purchase price for Stock under an Option, as determined in Section F of the Plan.

         16. "Optioned Stock" means the Common Stock subject to an Option.

         17. "Participant" shall mean a Consultant to whom an Option is granted under the Plan.

         18. "Plan" shall mean Atrix Laboratories, Inc. Nonqualified Stock Option Plan.

         19. "Share" means a share of the Common Stock.

         20. "Stock" shall mean the common stock of the Company, $.001 par value.

2. Section C of the Plan is hereby amended in its entirety to read as follows:

         C.       Stock Subject to Options

                  1. Subject to the provisions of Section L of the Plan, the total number of Shares reserved and available for distribution pursuant to awards made under the Plan shall be One Hundred Fifty Thousand (150,000) shares. The Shares may be authorized but unissued or reacquired stock.

                  2. If an Option should expire or become unexercisable for any reason without having been exercised in full, then unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for other options granted under the Plan.

                  3. Notwithstanding any other provision of the Plan, Shares issued upon exercise of Options under the Plan and later repurchased by the Company shall not become available for future grant or sale under the Plan.

3. Section D of the Plan is hereby amended in its entirety to read as follows:

         D.       Administration

                  1. The Plan shall be administered by (a) the Board; (b) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws; or (c) as permitted by Rule 16b-3.

                  2. Once a Committee has been appointed pursuant to this Section, such Committee shall continue to serve in its designated capacity or until otherwise directed by the Board. From time to time, the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) or remove all member of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee appointed under this Section, to the extent permitted by Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary grant or award plan.

                  3. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                           (a) to grant Nonqualified Stock Options;

                           (b) to determine the Fair Market Value of the Common
                  Stock, in accordance with Section B(10) of the Plan;

                           (c) to determine the number of shares of Common Stock
                  to be covered by each such award granted hereunder;

                           (d) to approve forms of agreements for use under the
                  Plan;

                           (e) to determine the terms and conditions, not
                  inconsistent with the terms of the Plan, of any award granted hereunder and of the Options so awarded (including, but not limited to, the exercise or purchase price and any restriction or limitation regarding any Option and/or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion);

                           (f) to authorize any person to execute on behalf of
                  the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

                           (g) to interpret the Plan and to prescribe, amend,
                  and rescind rules and regulations relating to the Plan; and

                           (h) to make all other determinations deemed necessary
                  or advisable for administering the Plan.

                  4. All decisions, determinations, and interpretations of the Administrator shall be final and binding.

                  5. If the Chief Executive Officer or his or her designees reasonably believes that an Optionee has committed an act of misconduct, the Chief Executive Officer may suspend the Optionee's right to exercise any Option or to receive any benefits relating thereto pending a determination by the Administrator. If the Administrator determines that an Optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty, or deliberate disregard of the Company's rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company, or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Optionee nor his or her estate shall be entitled to exercise any Option or to receive any benefits relating to Options whatsoever. In making such determination, the Administrator shall act fairly and shall give the Optionee an opportunity to appear and present evidence on Optionee's behalf at a hearing before the Administrator.

3. Section G of the Plan is hereby amended in its entirety to read as follows:

         G.       Terms and Conditions

                  The Notice of Grant shall specify the per Share exercise price for the Shares issuable pursuant to an Option. The Notice of Grant shall also specify the number of Shares which are subject to the Option.

4. Section M of the Plan is hereby amended in its entirety to read as follows:

         M.       Amendment and Termination

                  1. The Board, by resolution, may terminate, amend, or revise the Plan with respect to any shares as to which Options have not been granted. Neither the board nor the Committee may, without the consent of the holder of an Option, alter or impair any Option previously granted under the Pan, except as authorized herein. Unless sooner terminated, the Plan shall remain in effect for a period of ten years from the date of the Plan's adoption by the Board. Termination of the Plan shall not affect any Option previously granted.

                  2. Any such amendment, alteration, suspension, or termination of the Plan shall not adversely affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended, altered, suspended, or terminated, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

5. Section N of the Plan is hereby amended in its entirety to read as follows:

         N.       Legal Compliance

                  1. Shares shall not be issued pursuant to the award, vesting, or exercise of an Option unless the award, vesting, or exercise of such Option, as the case may be, and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  2. As a condition to the receipt of Shares upon the award, vesting, or exercise of an Option, the Company may require the person receiving such Shares to represent and warrant at the time of any such award, vesting, or exercise that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

                  3. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

                  4. If the Optioned Stock covered by an Option exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional Board approval, such Option shall be void with respect to such excess Optioned Stock, unless Board approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section M of the Plan.

6. The following is added as a new Section O to the Plan:

         O.       Agreements

                  Options shall be evidenced by written agreements in such form as the Administrator shall approve from time to time.

7. All capitalized terms used and not otherwise defined herein shall have the same meanings as set forth in the Agreement.

8. Except as expressly modified by the terms hereof, the terms and provisions of the Agreement shall remain in full force and effect as originally written.

         This Second Amendment has been duly adopted by the Board of Directors at a meeting held on April 27,1998.


                                         ATRIX LABORATORIES, INC.


                                         /s/ John E. Urheim
                                        ----------------------------------------
                                        John E. Urheim, Vice Chairman and Chief
                                        Executive Officer

ATTEST:


   /s/ Brian G. Richmond
----------------------------------------
Brian G. Richmond, Assistant Secretary
and Vice President-Finance